PLEDGE AGREEMENT

PLEDGE AGREEMENT dated as of September 15, 2000 among HEALTHCOMP EVALUATION SERVICES CORPORATION, a Nevada corporation (the "Company") AFTON, INC., a Tennessee corporation, and MEDICAL DRUG TESTING, INC., a Pennsylvania corporation (the "Subsidiary Pledgors", together with the Company, the "Pledgors" and each a "Pledgor") and DILIGENTI, INC., a Delaware corporation (the "Lender").

WHEREAS, by a Loan and Investment Agreement dated August 31, 2000 (the "Loan Agreement") the Lender has made a $3,750,000 bridge loan (the "Bridge Loan") to the Pledgor;

WHEREAS, each of the Company and the Subsidiary Pledgors has entered into this Pledge Agreement in order to secure the Company's liabilities in respect of the Secured Obligations;

WHEREAS, references in this Pledge Agreement to any of the Loan Documents will be deemed to include references to those agreements as they may be amended, modified, varied or restated from time to time (including, without limitation, by way of increase of the facilities made available thereunder). Similarly, references in this Pledge Agreement to Secured Obligations will be deemed to include any and all obligations which the Pledgors may have under or in connection with the Loan Documents as the same may be so varied, amended, modified or restated from time to time;

NOW THEREFORE, for purposes of this Pledge Agreement, the following definitions shall apply (capitalized terms used in this Pledge Agreement but not defined herein shall have the meanings given to such terms in the Loan Agreement). The meanings given to terms defined in this Pledge Agreement shall be equally applicable to both the singular and plural forms of such terms.
1.
"Secured Obligations" means (subject as otherwise expressly stated herein) (i) all present and future obligations and liabilities (whether actual or contingent) of the Pledgors to the Lender under the Loan Documents; (ii) all reasonable costs, charges and expenses incurred by the Lender in connection with the preparation and negotiation of the Loan Documents; (iii) all costs, charges and expenses incurred by the Lender in connection with the protection, preservation or enforcement of its rights under any Loan Documents or any other document evidencing or securing any such liabilities. When used with respect to the Pledgor (for example, references to the Pledgor's Secured Obligations), such term means all obligations and liabilities of the Pledgor described in the preceding sentence.
2.
"Issuer" means each corporation, partnership, limited liability company or other issuer, person or entity whose shares, ownership interests, notes, instruments or other securities are from time to time included in, or required under the Loan Documents to be included in, the Collateral (as herein defined).

The principles of construction set forth in Clause 1.2 of the Loan Agreement shall also apply with respect to this Pledge Agreement. When the context requires, terms and provisions relating to the Collateral or any part thereof, when used in relation to a Pledgor, shall refer to that Pledgor's Collateral or the relevant part thereof. For the avoidance of doubt, the parties agree that this Pledge Agreement is a "Security Document" as such term is defined in the Loan Agreement.

The Loan Agreement provides for the Lender to make the Bridge Loan to the Company subject to certain conditions, one of those conditions being that the Pledgors shall have entered into this Pledge Agreement.

Accordingly, the Pledgors and the Lender hereby agree as follows:

Section 1. Pledge and Security Interest. For the benefit of the Lender, each Pledgor hereby transfers, hypothecates, pledges, sets over and delivers unto the Lender, and grants to the Lender a security interest in, all right, title and interest such Pledgor now has or hereafter acquires in (a) the shares of capital stock and other ownership interests of the Issuers set forth on Schedule I and all shares of capital stock, partnership interests, membership interests, other ownership interests and other securities and instruments of the Issuers (including without limitation options, warrants and subscription rights with respect to any such ownership interests, and instruments evidencing indebtedness of the Issuers) now owned or obtained in the future by such Pledgor and the certificates representing or evidencing all such shares or other interests or securities (the "Pledged Stock"), (b) all other property which may be delivered to and held by the Lender pursuant to the terms hereof, (c) all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of the securities, instruments, other ownership interests and other items referred to in clause (a) or clause (b) above,
(d) except as provided in Section 5 below, all rights and privileges of each Pledgor with respect to the securities and other property referred to in clauses (a), (b) and (c) above, and (e) all proceeds of any of the foregoing (the items referred to in clauses (a) through (e) being collectively called the "Collateral"). Upon delivery to the Lender, (A) any share certificates, notes or other securities or instruments now or hereafter included in the Collateral (the "Pledged Securities") shall be duly endorsed to the Lender or accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to the Lender on the basis that the Lender (or its nominee) shall be entitled to hold such documents of title until the Secured Obligations have been irrevocably or unconditionally discharged in full and by such other instruments and documents as the Lender may reasonably request, and (B) all other property comprising part of the Collateral shall be accompanied by proper instruments of assignment duly executed by the Pledgors and such other instruments or documents as the Lender may reasonably request (including, without limitation, Uniform Commercial Code Financing Statements). Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities theretofore and then being pledged hereunder, which schedule shall be attached hereto as
Schedule I and made a part hereof. Each schedule so delivered, after approval by the Lender, shall supersede any prior schedules so delivered. In addition, all such Pledged Stock shall be accompanied by irrevocable written proxies satisfactory under applicable corporate law of the jurisdiction of incorporation of the Issuer of such Pledged Stock. The Pledgor agrees promptly to deliver or cause to be delivered to the Lender any and all Pledged Securities, and any and all certificates or other instruments or documents representing the Collateral, including without limitation all such items (whether now owned or hereafter acquired) which are required to be pledged to the Lender at any time hereafter pursuant to the Loan Agreement.

Section 2. Secured Obligations. The pledges and security interests granted hereunder secure the payment, discharge and performance of all the Secured Obligations.

Section 3. Representations, Warranties and Covenants. Except as provided in the Loan Agreement, each Pledgor hereby represents, warrants and covenants to and with the Lender that:

3.	(a) The Pledgor has acquired the Pledged Stock pledged by it hereunder for value and without notice of any adverse claim to the Pledged Stock; the Pledged Stock includes all the outstanding capital stock of the Issuer which is the issuer of such Pledged Stock; and all the shares of the Pledged Stock have been duly authorized and validly issued and are fully paid and nonassessable.

(b) Except for the security interest granted hereunder, the Pledgor (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Securities pledged by it hereunder, (ii)
 holds and will so hold the same free and clear of all Security Interests and of all other rights or options in favor of, or claims of, any other person, (iii) will make no assignment, pledge, hypothecation or transfer of, or create any security interest in, the Collateral, (iv) will cause all securities included within the Collateral to be certificated securities, and (v) will cause any and all certificates, instruments or other documents representing or evidencing Collateral to be forthwith deposited with the Lender and pledged or assigned hereunder.

4.	(c) By virtue of the execution and delivery by the Pledgor of this Pledge Agreement, when the Pledged Securities are delivered to the Lender in accordance with this Pledge Agreement, the Lender will obtain a valid, legal and perfected first priority lien upon and security interest in such Pledged Securities as security for the repayment of the Secured Obligations, free and clear of all Security Interests or other adverse claims (other than the security interest created hereby).

5.	(d) The pledge and security interest effected hereby is
effective to vest in the Lender the rights in the Collateral contemplated herein.

6.	(e) The Pledgor will cause the Issuer not to issue any stock or other equity securities unless (i) such securities are issued in accordance with the terms of the Loan Documents, (ii) the Pledgor gives 14 days written notice to the Lender prior to the issuance of such securities; (iii) and such securities are concurrently pledged and delivered to the Lender hereunder.

7.	(f)	The Pledgor will cause the Issuer to give the Lender 14
days written notice prior to any change in the Issuer's shareholders or their capital contributions.

(g) This Pledge Agreement is the legal, valid and binding obligation of the Pledgor and is enforceable against the Pledgor in accordance with its terms.

(h) If the Pledgor shall become entitled to receive or shall receive any stock certificate (including without limitation any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of any capital or any certificate issued in connection with any reorganization), option or rights in respect of capital stock of the Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of the Lender, hold the same in trust for the Lender and deliver the same forthwith to the Lender in the exact form received, duly indorsed by the Pledgor to the Lender and accompanied by such stock powers and proxies as provided in Section 1 above, to be held by the Lender, subject to the terms hereof, as additional Collateral for the Secured Obligations. Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of the Issuer shall be paid over to the Lender to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of the Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Lender, be delivered to the Lender to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Lender, hold such money or property in trust for the Lender, segregated from other funds of the Pledgor, as additional collateral security for the Secured Obligations.

8.	(i) The Pledgor will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or proceeds thereof (except pursuant to a transaction, if any, expressly permitted by the Loan Agreement), (ii) create, incur or permit to exist any Security Interest or option in favor of, or any claim of any person with respect to, any of the Pledged Securities or proceeds thereof, or any interest therein, except for the security interests created by this Pledge Agreement or (iii) enter into any agreement or undertaking restricting the right of the Pledgor or the Lender to sell, assign or transfer any of the Pledged Securities or proceeds thereof.

(j) In the case of the Pledgor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Pledge Agreement relating to the Pledged Securities issued by it, (ii) it will notify the Lender promptly in writing of the occurrence of any of the events described in Section 3(h) above with respect to the Pledged Securities issued by it, and (iii) the terms of Section 5 hereof shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5 with respect to the Pledged Securities issued by it.

Section 4. Registration in Nominee Name; Denominations. Upon either (a) the occurrence and during the continuance of an Event of Default or (b) the reasonable good faith judgment of the Lender that the registration of the Pledged Securities is necessary or desirable to maintain or perfect the security interests created by this Pledge Agreement in the Pledged Securities or to protect or exercise the rights or remedies of the Lender hereunder, the Lender shall have the right (in its sole and absolute discretion) to register the Pledged Securities in its own name or the name of its nominee. Each Pledgor will promptly give to the Lender copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. The Lender shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purposes consistent with this Pledge Agreement. It is expressly agreed that the registration of the Pledged Securities in the name of the Lender or its nominee pursuant to clause
(b) does not alter or amend in any way the rights and obligations of the parties set forth in any other provision of this Pledge Agreement.

Section 5. Irrevocable Proxy; Voting Rights; Dividends and Interest;
etc.

9.	(a) For so long as this Pledge Agreement and the pledge and
security interest created hereby remain in effect, and whether or not the Collateral or any of the Pledged Securities has been transferred into the name of the Lender or its nominee, each Pledgor hereby grants to the Lender a present, irrevocable proxy, coupled with an interest, and hereby constitutes and appoints the Lender as such Pledgor's proxy with full power, in the same manner, to the same extent and with the same effect as if such Pledgor were to do the same, to exercise all voting, consenting, corporate and other rights accruing to such Pledgor as owner of the Collateral or any part thereof, or arising out of or otherwise pertaining to the Collateral, and whether at any meeting of shareholders of the Issuer or in the absence of any such meeting or otherwise, and any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Collateral as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the Issuer, or upon the exercise by such Pledgor or the Lender of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Lender may determine), all without liability except to account for property actually received by it, but the Lender shall have no duty to such Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. As further assurance of the proxy granted hereby, each Pledgor shall from time to time execute and deliver to the Lender, all such additional written proxies, powers of attorney, and other instruments as the Lender shall request for the purpose of enabling the Lender to exercise the voting and other rights which it is entitled to exercise hereunder at any time. Each Pledgor hereby revokes any proxy or proxies given by such Pledgor to any person or persons whatsoever and agrees not to give any other proxies in derogation hereof until this Pledge Agreement is no longer in full force and effect as hereinafter provided. NOTWITHSTANDING THE PRECEDING PRESENT GRANT OF IRREVOCABLE PROXIES, THE LENDER AGREES NOT TO EXERCISE SUCH PROXY (AND TO PERMIT EACH PLEDGOR TO CONTINUE TO EXERCISE VOTING AND OTHER RIGHTS COVERED BY SUCH PROXIES AND PERTAINING TO THE PLEDGED SECURITIES PLEDGED BY EACH PLEDGOR ON AND SUBJECT TO THE CONDITIONS SET FORTH IN THIS PARAGRAPH 5(a)(i)) UNTIL THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT. Except as provided in subparagraphs (b) and (c) of this Section 5:

(i) Each Pledgor shall be entitled to exercise any and all voting rights and other consensual rights accruing to it as the owner of Pledged Securities for any purpose consistent with the terms of this Pledge Agreement and the other Loan Documents so long as such exercise of rights could not reasonably be expected in the reasonable judgment of the Lender to materially adversely affect the rights and remedies of the Lender under this Pledge Agreement or any other Loan Document or the ability of the Lender to exercise the same.

(ii) The Lender shall execute and deliver to each Pledgor, or cause to be executed and delivered to each Pledgor, all such proxies, powers of attorney, and other instruments as the relevant Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting rights which it is entitled to exercise pursuant to subparagraph (i) above.

(iii)	Each Pledgor shall be entitled to receive and retain any and all dividends, payments, and distributions paid on the Pledged Securities to the extent and only to the extent that such dividends, payments and distributions (1) are paid to such Pledgor in the absence of an Event of Default which is continuing and (2) are permitted by, and otherwise paid in accordance with, the terms and conditions of the Loan Documents and applicable laws. All payments, dividends and distributions made on or in respect of Pledged Securities, not made in accordance with the preceding sentence of this Section 5(a)(iii), whether paid or payable in cash, securities or other property, and whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the Issuer of any Pledged Securities or received in exchange for or in redemption of Pledged Securities or any part thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which the Issuer may be a party or otherwise, shall be and become part of the Collateral and, if received by such Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom in trust for the benefit of the Lender and shall be delivered to the Lender in the same form as so received (with any necessary endorsement).

10.	(b)	After the occurrence and during the continuance of an
Event of Default, all rights of each Pledgor to dividends which such Pledgor is authorized to receive pursuant to paragraph (a)(iii) of this
Section 5 shall cease, and all such rights shall thereupon become vested in the Lender, who shall have the sole and exclusive right and authority to receive and retain such dividend payments. All dividends which are received by a Pledgor contrary to the provisions of this Section 5(b) shall be received in trust for the benefit of the Lender, shall be segregated from other property or funds of such Pledgor and shall be immediately delivered to the Lender in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Lender pursuant to the provisions of this paragraph (b) shall be deposited by the Lender in an account to be established by the Lender upon receipt of such money or other property and such money or other property and interest thereon shall be applied in accordance with the provisions of Section 7 hereof.

11.	(c) UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT
OF DEFAULT, AND WHETHER OR NOT THE COLLATERAL SHALL HAVE BEEN REGISTERED IN THE NAME OF THE LENDER OR A NOMINEE OR SHALL REMAIN REGISTERED IN THE NAME OF A PLEDGOR, ALL RIGHTS OF THE RELEVANT PLEDGOR TO EXERCISE THE VOTING RIGHTS WHICH IT IS ENTITLED TO EXERCISE PURSUANT TO PARAGRAPH
(a)(i) OF THIS SECTION 5 SHALL CEASE, AND THE LENDER MAY THEREUPON FULLY EXERCISE, TO THE EXCLUSION OF SUCH PLEDGOR, THE PROXY GRANTED TO IT IN PARAGRAPH 5(a).

(d) Each Pledgor hereby authorizes and instructs the Issuer of any Pledged Securities pledged by such Pledgor hereunder to (i) comply with any instruction received by it from the Lender in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from such Pledgor, and each Pledgor agrees that the Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Lender.

Section 6. Remedies upon Default. After the occurrence and during the continuance of an Event of Default, whether or not all of the Secured Obligations shall have become due and payable, in addition to its rights under the Loan Documents:

(a) The Lender shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code as in effect in the State of New York (the "NYUCC") (whether or not the NYUCC is in effect in the jurisdiction where the rights and remedies are asserted and whether or not the NYUCC applies to the affected Collateral) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including without limitation the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Lender were the sole and absolute owner thereof (and each Pledgor agrees to take all such action as may be appropriate to give effect to such right).

12.	(b) The Lender in its discretion may, in its name or in the name of any Pledgor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so.

13.	(c) The Lender may sell, lease, assign, grant options with
respect to or otherwise dispose of all or part of the Collateral, at such place or places as the Lender reasonably deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Lender or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise) of each Pledgor, any such demand, notice and right or equity being hereby expressly waived and released. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Pledgor of the time and place of any public sale or the time after which such private sale is to be made shall constitute reasonable notification; however the Lender shall not be obligated to make a sale of the Collateral regardless of notice of sale having been given. The Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

14.	(d) Each Pledgor recognizes that, by reason of certain
prohibitions contained in the Securities Act of 1933, as amended from time to time (the "Securities Act"), and applicable state securities laws, the Lender may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Lender than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Lender shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit registration of such Collateral for public sale.



Each Pledgor will bear all reasonable costs and expenses of carrying out its obligations hereunder with respect to the foregoing. Each Pledgor acknowledges that there is no adequate remedy at law for failure by them to comply with the foregoing provisions and that such failure would not be adequately compensable in damages, and therefore agrees that their agreements with respect to the foregoing may be specifically enforced.

Section 7. Application of Proceeds of Sale. The proceeds of any sale of Collateral pursuant to Section 6 hereof, as well as any Collateral consisting of cash, shall be applied by the Lender first to the payment of the reasonable costs and expenses of any such sale, including reasonable fees and disbursements of the Lender's agents and counsel, and of any judicial proceeding wherein the same may be made, and of all expenses, liabilities and advances (to the extent such advances are reasonably made for the protection of the Collateral or the enforcement of the Lender's security interest in the Collateral) made or incurred by the Lender, second, to meet amounts due and payable under the Loan Documents as and when the same become payable, in each case, together with interest thereon (as well after as before judgment and payable on demand) at the rate determined in accordance with Article 2 of the Loan Agreement from the date the same become due and payable until the date the same are unconditionally and irrevocably paid and discharged in full (provided that like interest payable under any of the Loan Documents should not be double counted) and third, to whomsoever may be lawfully entitled to receive any surplus. Each Pledgor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the NYUCC. The Company shall remain liable for any deficiency if the proceeds of sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Lender to collect such deficiency.

Section 8. Lender Appointed Attorney-in-Fact; Certain Other Provisions Regarding Security Trustee.

15.	(a) Except as otherwise provided herein, each Pledgor hereby appoints the Lender its attorney-in-fact for the purposes of carrying out the provisions of this Pledge Agreement or taking any action or executing any instrument which the Lender may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Lender shall have the right, after the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Lender's name or in the name of the relevant Pledgor, to ask for, demand, sue for, collect, receive and give acquittance for any and all monies due or to become due under or by virtue of any Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to such Pledgor constituting Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring or obligating the Lender to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Lender, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the monies due or to become due in respect thereof or any property covered thereby, and no action taken by the Lender or omitted to be taken with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of a Pledgor or to any claim or action against the Lender unless the Lender acts with willful misconduct or gross negligence.

(b) If any Pledgor fails to perform any agreement contained herein, the Lender may (but shall not be required to) itself perform, or cause performance of, such agreement and the expenses of the Lender incurred in connection therewith shall be payable by such Pledgor under Section 13.

16.	(c) Each Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Pledge Agreement are coupled with an interest and are irrevocable until this Pledge Agreement is terminated and the security interests created hereby are released.

17.	(d) The Lender's sole duty with respect to the custody,
safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the NYUCC or otherwise, shall be to deal with it in the same manner as the Lender deals with similar property for its own account. In the absence of willful misconduct or gross negligence, neither the Lender nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Pledgor or any other person or to take any other action whatsoever with regard to the Collateral or any part thereof.
The powers conferred on the Lender hereunder are solely to protect the Lender's interests in the Collateral and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

18.	(e) Pursuant to Section 9-402 of the NYUCC and any other
applicable law, each Pledgor authorizes the Lender to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Pledgor in such form and in such offices as the Lender reasonably determines appropriate to perfect the security interests granted hereunder. A photographic or other reproduction of this Pledge Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

Section 9. No Waiver. No failure on the part of the Lender to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Lender preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The Lender shall not be deemed to have waived any rights hereunder or under any other agreement or instrument unless such waiver shall be in writing and signed by such parties.

Section 10. Security Interest Absolute. The obligations of each Pledgor under this Pledge Agreement are independent of the obligations under any of the other Loan Documents, and a separate action or actions may be brought and prosecuted against the Pledgors to enforce this Pledge Agreement. All rights of the Lender hereunder, the grant of a security interest in the Collateral and all obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument, (c) any exchange, release, amendment or waiver of, or consent to or departure from, any guaranty for all or any of the Secured Obligations, (d) any change, restructuring or termination of the corporate structure or existence of any Pledgor or Issuer or (e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgors or any of them in respect of the Secured Obligations or in respect of this Pledge Agreement.

Section 11. New Shares. If any Pledgor acquires any equity security interests in any corporation, limited liability company, partnership or other entity (an "Entity"), then such Pledgor will execute and deliver a pledge agreement (substantially in the form of this Pledge Agreement) to the Lender, which pledges unto the Lender and grants the Lender a security interest in, all right, title and interest such Pledgor has in the shares of capital stock and other ownership interests of such Entity and all shares of capital stock, partnership interests, membership interests, other ownership interests and other securities and instruments of such Entity (including without limitation options, warrants, subscription rights with respect to any such ownership interests, and instruments evidencing indebtedness of such Entity) then owned or obtained in the future by such Pledgor and the certificates representing or evidencing all such shares or other interests or securities, and all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of the securities, instruments, other ownership interests and other items referred to in this Section 11.

Section 12. Further Assurances. Each Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Lender may at any time reasonably request in connection with the administration and enforcement of this Pledge Agreement, with respect to the Collateral or any part thereof or in order better to assure and confirm unto the Lender its rights and remedies hereunder.

Section 13. Lender's Fees and Expenses; Indemnification.

19.	(a) Each Pledgor agrees to pay upon demand to the Lender the amount of any and all out-of-pocket expenses, including the reasonable fees and expenses of its counsel (including without limitation the allocated fees and expenses of in-house counsel) and of any experts or agents, which the Lender may reasonably incur in connection with (i) the administration of this Pledge Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Lender hereunder, or (iv) the failure by any Pledgor to perform or observe any of the provisions hereof.

20.	(b) Without limiting the foregoing, each Pledgor agrees to pay, and to save the Lender from, and to indemnify it against, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement. Any such amounts payable as provided hereunder shall be additional Secured Obligations secured by this Pledge Agreement and the other Loan Documents to which any Pledgor is party. Each Pledgor further agrees to pay, and to save the Lender harmless from, and to indemnify it against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Pledge Agreement, or arising out of or relating to the Lender's relationship with each Pledgor hereunder or under any other Loan Document.

21.	(c) The agreements in this Section 13 shall survive repayment of the Secured Obligations and all other amounts payable under the Loan Agreement and the other Loan Documents.

Section 14. Binding Agreement; Assignments. This Pledge Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that no Pledgor shall be permitted to assign this Pledge Agreement or any interest herein or in the Collateral or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral or any part thereof, or any cash or property held by the Lender as Collateral under this Pledge Agreement, except as contemplated by this Pledge Agreement.

Section 15. Governing Law.   This Pledge Agreement shall be governed by
and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

Section 16. Consent to Jurisdiction and Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PLEDGOR WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN NEW YORK CITY, NEW YORK, U.S.A. AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. TO THE EXTENT PERMITTED BY LAW, EACH PLEDGOR HEREBY AGREES THAT SERVICE UPON IT BY CERTIFIED MAIL SHALL CONSTITUTE SUFFICIENT NOTICE AND SERVICE OF PROCESS. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE LENDER TO BRING PROCEEDINGS AGAINST ANY PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION.

Section 17. Waiver of Jury Trial. EACH PLEDGOR AND THE LENDER HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF. EACH PLEDGOR AGREES THAT THIS SECTION 17 IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGES THAT THE LENDER WOULD NOT EXTEND TO THE COMPANY ANY AMOUNTS UNDER THE LOAN DOCUMENTS IF THIS SECTION 17 WERE NOT PART OF THIS AGREEMENT.

Section 18. Waiver. Notwithstanding anything contained in this Pledge Agreement to the contrary, no claim may be made by any Pledgor against the Lender for any lost profits or any special, indirect or consequential damages in respect of any breach or wrongful conduct (other than willful misconduct or actual fraud) in connection with, arising out of or in any way related to the transactions contemplated hereunder, or any act, omission or event occurring in connection therewith; and each Pledgor hereby waives, releases and agrees not to sue upon any such claim for any such damages. EACH PLEDGOR AGREES THAT THIS SECTION 18 IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGES THAT THE LENDER WOULD NOT EXTEND TO THE COMPANY ANY AMOUNTS UNDER THE LOAN DOCUMENTS IF THIS SECTION 18 WERE NOT PART OF THIS AGREEMENT.

Section 19. Notices.

22.	(a) All notices or other communications to be made hereunder shall be made by facsimile or otherwise in writing.

23.	(b) Any notices or other communications to be served on a
Pledgor (except as provided in Section 16 of this Pledge Agreement) pursuant to this Pledge Agreement shall be made or delivered to it at the address and/or facsimile number set out under its name and signature of its authorised signatory at the end of this Pledge Agreement, or at such other address and/or facsimile as such Pledgor may hereafter advise the Lender of in writing.

24.	(c) Any notice to the Lender shall be addressed and delivered to the Lender at the address set out under its name and signature of its authorised signatory at the end of this Pledge Agreement, or to such other address as the Lender may hereafter notify the Company of in writing.

25.	(d) Any notice to a Pledgor shall be deemed to have been given:

(i) if delivered personally, at the time of such delivery;

(ii) if mailed, on the second Business Day following the day on which it was despatched by first class mail (airmail, if appropriate) postage prepaid; and

(iii) if sent by facsimile transmission, on the Business Day on which transmitted.

26.	(e) Any notice to the Lender shall be deemed to have been given only on actual receipt by the Lender.

Section 20. Severability. In case any one or more of the provisions contained in this Pledge Agreement should be invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal and unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

 Section 21. Section Headings. The section and other headings used herein are for convenience only and are not to affect the construction of, or to be taken into consideration in interpreting, this Pledge Agreement.

Section 22. Counterparts. This Pledge Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

Section 23. Termination.

27.	(a) At such time as all of the Secured Obligations (other than any indemnity and similar obligations which expressly survive termination of this Pledge Agreement or the Loan Agreement and are not then due and payable) have been paid irrevocably and in full, this Pledge Agreement and all obligations (other than those expressly stated to survive such termination) of the Lender and the Pledgors shall terminate, and the Collateral shall be released from the pledge and security interests created hereby, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Pledgors. At the request and sole expense of the Pledgors following any such termination, the Lender shall deliver to the Pledgors any Collateral then held by the Lender hereunder and shall execute and deliver to each Pledgor, but without recourse to or warranty by the Lender, such Uniform Commercial Code termination statements and similar documents prepared by each Pledgor which such Pledgor shall reasonably request to evidence the release of the Collateral from the security constituted hereby.

28.	(b) Notwithstanding anything to the contrary contained in this
Pledge Agreement, this Pledge Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Pledgor or any of them for liquidation or reorganization, should any Pledgor become insolvent or make an assignment for any benefit of creditors or should a receiver or trustee be appointed for all or any significant part of such Pledgor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance" or otherwise, all as though such payment, or any part thereof, had not been made.

Section 23. Joint and Several Obligations; Waiver of Joinder. All representations, warranties, covenants and undertakings by the Pledgors hereunder shall be their joint and several obligations. Each Pledgor hereby waives any requirement that any Pledgor or other person be joined in or made party to any action to enforce this Pledge Agreement or any right or remedy hereunder.

Section 24. Acknowledgments. Each Pledgor acknowledges that: (a) it has been advised by counsel in the negotiation, execution and delivery of this Pledge Agreement and the other Loan Documents to which it is a party; (b) the Lender has no fiduciary relationship with or duty to any Pledgor arising out of or in connection with this Pledge Agreement or any of the other Loan Documents, and the relationship between the Pledgor, on the one hand, and the Lender, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and (c) no joint venture is created hereby or by the Loan Documents or otherwise exists by virtue of the transactions contemplated hereby between the Pledgor and the Lender.

Section 25. Additional Pledgors. Each person or entity that is required to become a party to this Pledge Agreement pursuant to the Loan
Agreement shall become a Pledgor for all purposes of this Pledge
Agreement upon execution and delivery by such person or entity of an Accession Agreement in the form of Annex 1 hereto.

Section 26. Conflicts. Only to the extent of a direct conflict between the provisions of the Loan Agreement and Sections 3 and 5 hereof, the provisions of the Loan Agreement shall control.


* * * * *

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or caused this Agreement to be duly executed, as of the day and year first above written.


HEALTHCOMP EVALUATION SERVICES CORPORATION

By:_____________________
Name:
Title:

Pledgor's Address:
2001 Siesta Drive, Suite 302
Sarasota, FL 34239
Attn: Thomas Hartnett


Fax:

AFTON, INC.

By:_____________________
Name:
Title:




Pledgor's Address:
2001 Siesta Drive, Suite 302
Sarasota, FL 34239
Attn: Thomas Hartnett

Fax:

MEDICAL DRUG
TESTING, INC.

By:_____________________
Name:
Title:

Pledgor's Address:
8001 Rowan Road
Suite 212
Cranberry Township, PA 16066
Attn:


Fax:

DILIGENTI, INC.

By:___________________
Name:

Secured Party's Address:
c/o Diligenti Limited
Holden House
57 Rathbone Place
London W1P 1AW
England


Fax:
Attn:   Chris Spanondakis
SCHEDULE I
PLEDGORS
SCHEDULE I



PLEDGOR
ISSUER
(jurisdiction

NUMBER AND TYPE OF SHARES
Annex 1
Form of Accession Agreement

[Attached]



FORM OF ACCESSION AGREEMENT TO PLEDGE AGREEMENT

This ACCESSION AGREEMENT dated as of __________________ is BETWEEN:

___________________, a _________________ organized under the laws of
______________________ (hereinafter called the "New Pledgor"), and

Diligenti, Inc., a Delaware corporation (the "Lender").

WHEREAS, this Agreement is entered into in connection with a Pledge Agreement (the "Pledge Agreement") dated September 15, 2000 among
Healthcomp Evaluation Services Corporation, Afton, Inc., Medical Drug Testing, Inc. and the Lender;

WHEREAS, the New Pledgor under the laws relating thereto is duly authorized to enter into the Pledge Agreement and all things necessary, including any necessary consents of shareholders of the New Pledgor, have been done and performed to make the Pledge Agreement a valid and binding obligation of the New Pledgor;

WHEREAS, this Agreement has been entered into to record the admission of the New Pledgor pursuant to the Loan Agreement (as defined in the Pledge Agreement);

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the New Pledgor covenants and agrees with the Lender as follows:

1. DEFINITIONS

Terms defined in the Pledge Agreement shall have the same meaning when used in this agreement.

2. WARRANTIES

The New Pledgor hereby makes to the Lender the representations, warranties and covenants set forth in Section 3 of the Pledge Agreement.


3. UNDERTAKING

Effective as of the date hereof, the New Pledgor undertakes all obligations of a Pledgor under the Pledge Agreement.

4. NOTICE
All communications and notices provided for under the Pledge Agreement to the New Pledgor shall be addressed as follows:

___________________________
___________________________
___________________________

Attention: __________________
Telephone: _________________
Facsimile: __________________

with a copy to:

Diligenti, Inc.

Attention: __________________
Telephone: _________________
Facsimile: __________________

5. APPLICABLE LAW

This Agreement shall be governed and construed in accordance with the internal laws of the State of New York.

IN WITNESS WHEREOF the New Pledgor has duly executed this Accession Agreement as of the date first set forth above.

[Name of New Pledgor]

By: ______________________
Name:
Title:

Accepted:

Diligenti, Inc.

By: _______________________
Name:
Title: